UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2005

Xponential, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13919	75-2520896
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071

(Address of principal executive offices)

678-720-0660

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                          Completion of Acquisition or Disposition of Assets

Xponential, Inc. (the “registrant”) announced that it has acquired an additional 51,111 shares of American IronHorse Motorcycle Company, Inc. common stock in a private transaction at $6.00 per share, for a total consideration of $306,666.  The acquisition increases the holdings of the registrant and its wholly-owned subsidiary, Xponential Advisors, Inc., to 793,859 shares, or 15% of the common stock outstanding.  The registrant also owns a warrant to purchase an additional 100,000 shares at $15 per share.

Dwayne A Moyers is Chief Executive Officer and Chairman of the Board of the registrant and Xponential Advisors, Inc., and also serves as Chairman of the Board of American IronHorse Motorcycle Company, Inc.  Robert Schleizer, the registrant’s Chief Financial Officer, has served as Chief Financial Officer of American IronHorse since November 2003.  Mr. Moyers and other directors and officers of the registrant own or control, either directly or through affiliated entities, an additional 1,018,373 shares, or 19.23% of the outstanding common stock of American IronHorse.

Xponential, Inc. trades on the OTC Bulletin Board under the symbol XPOI.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Press Release dated February 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 15, 2005	XPONENTIAL, INC.

	By:	/s/ Dwayne A. Moyers
Dwayne A. Moyers,
Chief Executive Officer